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                                                                     EX-99.B6(a)
                             DISTRIBUTION AGREEMENT


     This Distribution Agreement is made as of the 1st day of July, 1996 between SBSF Funds, Inc. (d/b/a Key Mutual Funds), a Maryland Corporation (herein called the "Fund"), and BISYS Fund Services Limited Partnership (d/b/a BISYS Fund Services), an Ohio limited partnership (herein called the "Distributor").

     WHEREAS, the Fund is an open-end management investment company and is so registered under the Investment Company Act of 1940; and

     WHEREAS, the Fund desires to retain the Distributor as Distributor for each of the Fund's separate portfolios set forth on Schedule I hereto, as such Schedule may be revised from time to time (individually known as a "Portfolio" and collectively as the "Portfolios") to provide for the sale and distribution of shares of common stock par value $.01 per share of the Fund (herein collectively called "Shares"), and the Distributor is willing to render such services;

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:

I. DELIVERY OF DOCUMENTS
   ---------------------

     The Fund has delivered to the Distributor copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

     (a) The Fund's Articles of Incorporation and all amendments thereto (such Articles of Incorporation, as presently in effect and as it shall from time to time be amended, herein called the "Fund's Articles");

     (b) The By-Laws of the Fund (such By-Laws, as presently in effect and as they shall from time to time be amended, herein called the "By-Laws");

     (c) Resolutions of the Board of Directors of the Fund authorizing the execution and delivery of this Agreement;

     (d) The Fund's most recent Post-Effective Amendment to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and under the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") and all subsequent amendments thereto (said Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

     (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission; and



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     (f) Prospectuses and Statements of Additional Information of the Fund (such prospectuses and statements of additional information, as presently filed with the Securities and Exchange Commission and as they shall from time to time be amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").

II. DISTRIBUTION
    ------------

     1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints the Distributor as Principal Distributor of the Portfolios' Shares and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Section II.

     2. SERVICES AND DUTIES.

                (a) The Fund agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of the Portfolios (whether authorized but unissued or treasury shares, in the Portfolios sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. The Distributor shall devote its best efforts to effect sales of Shares of each of the Portfolios, but shall not be obligated to sell any certain number of Shares. Each Portfolio reserves the right to issue Shares in connection with any merger or consolidation of the Portfolio or any Portfolio with any other investment company or personal holding company or in connection with offers of exchange exempted from Section 11(a) of the 1940 Act.

                (b) In all matters relating to the sale and redemption of Shares, the Distributor will act in conformity with the Fund's Articles, By-Laws, and Prospectuses and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable federal or state laws and regulations. In connection with such sales, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Fund's Registration Statement and Prospectuses and any sales literature specifically approved by the Fund. The Fund shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements or representations contained in the Prospectuses or other financial statements of the Fund or in any sales literature or advertisements specifically approved by the Fund.

                (c) The Distributor will bear the cost of (i) printing and distributing any Prospectus (including any supplement thereto) to persons who are not either shareholders or counsel, independent accountants or other persons providing similar services to the



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Fund, and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of the Shares; PROVIDED, HOWEVER, that the Distributor shall not be obligated to bear the expenses incurred by the Fund in connection with the preparation and printing of any amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the Shares under the 1933 Act; and PROVIDED FURTHER, that each Portfolio will bear the expenses incurred and other payments made in accordance with the provisions of this Agreement and any plan now in existence or hereafter adopted with respect to such Portfolio, or any class or classes of shares of such Fund, pursuant to Rule 12b-1 under the 1940 Act (collectively, the "Plans").

                (d) The Distributor agrees to be responsible for implementing and/or operating the Plans in accordance with the terms thereof.

                (e) All Shares of the Funds offered for sale by the Distributor shall be offered for sale to the public at a price per Share (the "Offering price") equal to (i) their net asset value (determined in the manner set forth in the Fund's Articles and then current Prospectuses) plus (ii) a sales charge (if any) which shall be the percentage of the offering price of such Shares as set forth in the Fund's then current Prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. If a sales charge is in effect, the Distributor shall have the right to pay a portion of the sales charge to broker-dealers and other persons who have sold Shares of the Portfolios. Concessions by the Distributor to broker-dealers and other persons shall be set forth in either the selling agreements between the Distributor and such broker-dealers and persons or, if such concessions are described in the then current Prospectuses, shall be as so set forth. No broker-dealer or other person who enters into a selling agreement with the Distributor shall be authorized to act as agent for the Fund in connection with the offering or sale of its Shares to the public or otherwise.

                (f) If any Shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by the Fund or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, the Distributor shall forfeit the amount (if any) of the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount (if any) re-allowed by the Distributor to broker-dealers or other persons shall be repayable to the Fund only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the forms of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Fund or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.


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     3. SALES AND REDEMPTIONS.

                (a) The Fund shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with preparing, printing and distributing the Prospectus except as set forth in subsection 2(c) of Section II hereof.

                (b) The Fund shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the Fund and the Fund may approve, and the Fund shall pay all filing fees which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by the Distributor in connection with the sale of the Shares as contemplated in this Agreement. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares will be paid by the Portfolios as provided in this Agreement and in the Plans relating thereto.

                (c) The Fund shall have the right to suspend the sale of Shares of any Portfolio at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Portfolio at any time permitted by the 1940 Act or the rules of the Commission ("Rules").

                (d) The Fund reserves the right to reject any order for Shares.

III. LIMITATION OF LIABILITY
     -----------------------

         The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

IV. CONFIDENTIALITY
    ---------------

         The Distributor will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, to the Fund's prior or present shareholders and to those persons or entities who respond to the Distributor's inquiries concerning investment in the Fund, and except as provided below, will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder or the performance of its responsibilities and duties with regard to



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sales of the shares of any Portfolio which may be added to the Fund in the future. Any other use by the Distributor of the information and records referred to above may be made only after prior notification to and approval in writing by the investment adviser to the Fund. Such approval may not be withheld where (i) the Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) the Distributor is requested to divulge such information by duly constituted authorities; or (iii) the Distributor is so requested by the Board of Directors of the Fund.

V. INDEMNIFICATION
   ---------------

     1. FUND REPRESENTATIONS. The Fund represents and warrants to the Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of and with respect to the Distributor expressly for use in the Registration Statement or Prospectuses.

     2. DISTRIBUTOR REPRESENTATIONS. The Distributor represents and warrants to the Fund that it is duly organized as a Delaware corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

     3. FUND INDEMNIFICATION. The Fund will indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Fund, or arise out of, or are based upon, information furnished by or on behalf of the Fund filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Applications"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating , defending, or preparing to defend any such action, proceeding or claim, provided, however, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application



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or any application or other document executed by or on behalf of the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of and with respect to the Distributor specifically for inclusion therein.

         The Fund shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of Directors of the Fund who are neither "interested persons" of the Fund (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

         Each Portfolio shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Portfolio shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party Directors of the Fund (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

         4. DISTRIBUTOR INDEMNIFICATION. The Distributor will indemnify, defend and hold harmless the Fund, the Fund's several officers and Directors and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in subsection 2 hereof or its agreements in subsection 2 of Section II hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Fund, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission or alleged statement or alleged omission was made in reliance upon or in conformity with information furnished in writing to the Fund or any of its several officers and Directors by or on behalf of and with respect to the Distributor specifically for inclusion therein, and will reimburse the Fund, the Fund's several officers and Directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses



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reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

         5. GENERAL INDEMNITY PROVISIONS. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

VI. DURATION AND TERMINATION
    ------------------------

         This Agreement shall become effective as of the date first above written, and shall continue until terminated by either the Distributor or the Fund as provided below. If not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or "interested persons" of any such party (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Fund or by vote of a "majority of the outstanding voting securities" of the Fund. Notwithstanding anything to the contrary contained in this Section VI, this Agreement may be terminated by the Fund at any time with respect to any Portfolio, without the payment of any penalty, by vote of a majority of the Disinterested Directors or by vote of a "majority of the outstanding voting securities" of such Fund on 60 days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically terminate in the event of its "assignment". (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

VII. AMENDMENT OF THIS AGREEMENT
     ---------------------------

         No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.


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VIII. NOTICES
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         Notices of any kind to be given to the Fund hereunder by the
Distributor shall be in writing and shall be duly given if mailed or delivered to the Fund to the attention of Leigh A. Wilson, President, c/o KeyCorp Mutual Fund Products, 127 Public Square, Cleveland, Ohio 44114, or at such other address or to such individual as shall be so specified by the Fund to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to the Distributor at 3435 Stelzer Road, Columbus, Ohio 43219, Attention: George O. Martinez, Senior Vice President, Director of Legal & Compliance, or at such other address or to such individual as shall be so specified by the Distributor to the Fund.

IX. COMPENSATION
    ------------

         The Distributor shall not receive compensation with respect to the provision of distribution services under this Agreement; PROVIDED, HOWEVER, that the Distributor shall be entitled to receive payments, if any, under the Plans in accordance with the terms thereof. The Fund is entering into this Agreement on behalf of the Portfolios listed on Schedule I severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to each Portfolio severally and not jointly. No individual Portfolio shall have any responsibility for any obligation, if any, with respect to any other Portfolio arising out of this Agreement.

X. MISCELLANEOUS
   -------------

         1. CONSTRUCTION. The captions in this Agreement are included for conveniences of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation of the Commission thereunder.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                     SBSF Funds, Inc.
                                                     d/b/a Key Mutual Funds


                                                By:  /s/ Scott A. Englehart
                                                Name:   Scott A. Englehart
                                                Title: Vice President

Attest:    /s/ Robert L. Tuch
           Assistant Secretary

                                                     BISYS FUND SERVICES LIMITED
                                                       PARTNERSHIP
                                                       d/b/a BISYS FUND SERVICES


                                                By:  /s/ J. David Huber
                                                Name:   J. David Huber
                                                Title: Vice President

Attest:    /s/
           Vice President



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                                   SCHEDULE I
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SBSF FUND

SBSF CONVERTIBLE SECURITIES FUND

SBSF CAPITAL GROWTH FUND

KEY MONEY MARKET FUND

KEY STOCK INDEX FUND

KEY INTERNATIONAL INDEX FUND


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